Exhibit 23.12

May 13, 2020

CONSENT OF KIRK HANSON

United States Securities and Exchange Commission

Gentlemen:

In connection with the registration statements of SEABRIDGE GOLD INC. on Form S−8 (File No. 333-211331) and Form F-10 (File No. 333-229373), filed under the United States Securities Act of 1933, as amended (the “Registration Statements”) I, Kirk Hanson, P.E., hereby consent to the inclusion and incorporation by reference in the Registration Statements of information derived from the technical report titled "KSM (Kerr-Sulphurets-Mitchell) Prefeasibility Study and Preliminary Economic Assessment Update, NI 43-101 Technical Report” with an effective date of April 30, 2020.

Yours truly,

/s/ Kirk Hanson
Kirk Hanson, P.E.
Technical Director, Open Pit Mining,
Wood Canada Limited